Exhibit 10.13

BOARD ADVISER AGREEMENT

BOARD ADVISER AGREEMENT (this "Agreement") is made effective as of May 24, 2016, by and between GYRODYNE, LLC, a New York limited liability company (the "Company"), and JAD FAKHRY, an individual residing at 840 Hinckley Road, Suite 250, Burlingame, CA 94010, California (the "Adviser").

WHEREAS, the Company's Board of Directors (the "Board") desires to obtain the advice and counsel of the Adviser with respect to the Company's strategic goal of selling its properties opportunistically and liquidating; and

WHEREAS, the Board would like to engage the Adviser to act as an adviser to the Board, and the Adviser is willing to provide advice to the Board, on the terms and conditions of this Agreement; and

WHEREAS, the Company has spent significant time, effort and money to develop certain Confidential Information (as defined herein) which the Company considers vital to its business and goodwill; and

WHEREAS, the Company wishes to protect and preserve the confidentiality of such Confidential Information and protect it from misuse.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.     Service as an Adviser. The Adviser shall serve as an adviser to the Board on a non-exclusive basis for the term of this Agreement. The Adviser shall perform services hereunder as an independent contractor and not as an employee, agent, joint venturer or partner of the Company. The Adviser shall have no power or authority to act for, represent or bind the Company or its affiliates in any manner whatsoever, except as may be expressly agreed on each occasion, in writing, by the Company and the Board. The Adviser agrees to take no action that expresses or implies that the Adviser has such power or authority.

2.     Duties. During the term of this Agreement, the Adviser will provide advice and counsel to the Board as may be reasonably requested from time to time, and shall attend and participate one meeting of the Board per quarter, generally to be held at the Company’s headquarters in St. James, New York or at a location in New York City to be determined by the Board. The Adviser’s status at such Board meetings will be as an observer, without any right to vote on matters submitted to a vote of the Board. The Adviser will report directly to the members of the Board in the course of performing the Adviser's duties hereunder, unless otherwise expressly directed by the members of the Board.

3.     Term. This Agreement shall have a term of 18 months commencing the date hereof, provided that either party may terminate the Agreement, with or without reason, by written notice to the other, and provided further that the provisions of Section 4.2, Section 6 and Section 7 shall survive any termination or expiration of this Agreement. In the event this Agreement is terminated by either party, pro rata fees and unpaid expenses through the termination date shall be paid to the Adviser promptly thereafter.

4.     Fees.

4.1      As the exclusive compensation for the Adviser's services under this Agreement, the Company shall pay to the Adviser a fee of Two Thousand Five Hundred Dollars ($2,500) per each fiscal quarter hereunder, which shall be paid on or about March 31, June 30, September 30, December 31 during the term hereof for services provided during the quarter just ended. Without limiting the generality of the foregoing, the Adviser hereby acknowledges that he is not eligible to participate in the Company’s Incentive Compensation Plan or Retention Bonus Plan, pursuant to the respective terms of such plans, and shall not have the right to receive any bonus or any other payments thereunder.

4.2      The Company shall not be responsible for withholding or paying any income, payroll, Social Security or other federal, state or local taxes, making any insurance contributions, including unemployment or disability, or obtaining worker's compensation insurance on the Adviser's behalf. However, the Company may file informational returns with the appropriate federal and state agencies regarding such payments. The Adviser is solely responsible for the payment of all taxes and contributions on the Adviser's behalf and agrees to pay all federal, state and local taxes applicable to any compensation paid to the Adviser pursuant to this Agreement. The terms and provisions of this Section 4.2 shall survive termination or expiration of this Agreement.

5.     Expenses. The Company agrees to promptly reimburse the Adviser for reasonable out-of-pocket expenses incurred in connection with the Adviser's attendance at Board meetings on a quarterly basis, and the Adviser shall provide appropriate documentation of all expenses.

6.     Indemnification. In the performance of services hereunder, the Adviser shall be obligated to act only in good faith, and shall not be liable to the Company for errors in judgment that are not the result of willful misconduct. The Company agrees to indemnify and hold harmless the Adviser from and against any and all losses, claims, expenses, damages or liabilities, joint or several, to which the Adviser may become subject (including the costs of any investigation and all reasonable attorneys' fees and costs) or incurred by the Adviser, to the fullest extent lawful, in connection with any pending or threatened litigation, legal claim or proceeding arising out of or in connection with the services rendered by the Adviser under this Agreement; provided, however, that the foregoing indemnity shall not apply to any such losses, claims, related expenses, damages or liabilities arising out of or in connection with the Adviser's willful misconduct or fraud, or material breach of this Agreement. The terms and provisions of this Section 6 shall survive termination or expiration of this Agreement.

7.     Confidential Information; Trading.

7.1      As used in this Agreement, "Confidential Information" means any and all confidential or proprietary technical, trade and business information furnished, in any medium, or disclosed in any form or method, including orally, by the Company to the Adviser, or discovered by the Adviser through any means, including observation, including, but not limited to, information about the Company's employees, officers, directors, suppliers, customers, affiliates, businesses, business relationships, sales, profits, pricing, other financial data and know-how, financial projections, business plans, marketing plans, marketing materials, research, current and future developments, capabilities, drawings, specifications, methods and trade secrets, databases, computer programs, architectures, structures, other trade secrets and such other information normally understood to be confidential or otherwise designated as such in writing by the Company, as well as information discerned from, based on or relating to any of the foregoing which may be prepared or created by the Adviser. Confidential Information shall not include:

(i)	information that is publicly available as of the date of this Agreement; or

(ii)

information that subsequently becomes publicly available or generally known in the industry through no fault of the Adviser, provided that such information shall be deemed Confidential Information until such time as it becomes publicly available or generally known.

7.2     The Adviser shall retain all Confidential Information in trust for the sole benefit of the Company, its successors and assigns, and shall comply with any and all procedures adopted from time to time to protect and preserve the confidentiality of any Confidential Information. The Adviser shall not at any time, during or after the term of this Agreement, directly or indirectly, divulge, use or permit the use of any Confidential Information, except as required by the Adviser's services under this Agreement. Adviser agrees to employ reasonable steps to protect Confidential Information from unauthorized or inadvertent disclosure, but at a minimum to the same extent as the Adviser protects the Adviser's own confidential information. Upon expiration or termination of this Agreement and upon the Company's request during the term of this Agreement, the Adviser shall promptly return any and all tangible Confidential Information (whether written or electronic) to the Company, including all copies, abstracts or derivatives thereof.

7.3     Adviser recognizes that in the course of his duties hereunder, Adviser may receive from the Company information that may be considered "material, nonpublic information" concerning a public company that is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The Adviser specifically agrees to comply at all times with the Company’s Securities Trading Policy (the “Policy”), a copy of which has been delivered to the Adviser, and that solely for the purpose of such compliance the Adviser shall be deemed as if he is a director thereunder.

7.4     The Adviser acknowledges that the Company competes with other companies that are or could be located anywhere; that the provisions of this Agreement are reasonable and necessary to protect and preserve the Company's business interests; and that the unauthorized disclosure, use or disposition of any Confidential Information in breach of this Agreement may cause irreparable harm and significant injury for which there is no adequate remedy at law. Accordingly, the parties agree the Company shall have the right to immediate injunctive relief in the event of any breach or threatened breach of the obligations in this Section 7, without security or bond, in addition to any other remedies that may be available to the Company at law or in equity. The terms and provisions of this Section 7 shall survive termination or expiration of this Agreement.

8.     No Conflicts. The Adviser represents and warrants to the Company that the Adviser is free to enter into this Agreement and the services to be provided pursuant to this Agreement are not in conflict with any other contractual or other obligation to which the Adviser is bound.

9.     Notices. Any notice required or permitted to be delivered hereunder shall be in writing and shall be sent to the respective mailing addresses set forth in the preamble to this Agreement, to Jad@poplarpointcapital.com if sent electronically to Adviser or to FBraun@gyrodyne.com if sent electronically to the Company, or to such other address as may be given by each party from time to time under this Section. Notices shall be deemed properly given upon personal delivery, the day following deposit by overnight carrier, three (3) days after deposit in the U.S. mail, or when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day.

10.     Parties in Interest. This Agreement is made solely for the benefit of the Adviser and of the Company, its shareholders, directors and officers. No other person shall acquire or have any right under or by virtue of this Agreement.

11.     Entire Agreement; Amendments; Severability; Counterparts. This Agreement constitutes the entire agreement and understanding of the parties, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth in this Agreement. No provision of this Agreement may be amended, modified or waived, except in a writing signed by the parties. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, and if any restriction in this Agreement is found by a court to be unreasonable or unenforceable, then such court may amend or modify the restriction so it can be enforced to the fullest extent permitted by law. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement. This Agreement may be executed by electronic signature in any number of counterparts, each of which together shall constitute one and the same instrument.

12.     Applicable Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of law principles. Any action arising out of this Agreement shall be brought exclusively in a court of competent jurisdiction located in Suffolk County, New York.

13.     Authority. This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Adviser.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY: GYRODYNE, LLC
By: ___________________________ Name: Title:

ADVISER:

_____________________________
Jad Fakhry

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